Exhibit 99.1
NEWS BULLETIN RE: CLAIRE’S STORES, INC.
3 S.W. 129th AVENUE, PEMBROKE PINES, FLORIDA 33027 (954) 433-3900
CLAIRE’S STORES, INC. REPORTS FISCAL 2009
FIRST QUARTER RESULTS
PEMBROKE PINES, Florida, June 11, 2009. Claire’s Stores, Inc., a leading specialty retailer offering value-priced fashion accessories and jewelry for kids, tweens, teens, and young women ages 3 to 27, today reported its financial results for the 2009 first quarter, which ended May 2, 2009.
First Quarter Results
The Company reported net sales of $293.1 million for the fiscal 2009 first quarter, a 10.4% decrease from the 2008 fiscal first quarter. The decrease was primarily attributable to the effect of foreign currency exchange rate changes and a decline in same store sales, partially offset by new store sales. Sales would have declined 2.4% excluding the impact from foreign currency rate changes.
Consolidated same store sales declined 2.3% in the 2009 fiscal first quarter. A decline in average transactions per store of 2.9% was partially offset by an increase in average transaction value. The increase in sales per transaction reflects our strategy to increase average ticket prices through “good, better, best” price tiering, while maintaining an attractive entry price point within our “good” tier. The decline in the number of transactions reflects weaker traffic. In North America, same store sales decreased 2.9%, with sales at our Icing brand outperforming Claire’s. European same store sales declined 0.9%. We compute same store sales on a local currency basis, which eliminates any impact from changes in foreign exchange rates.
Chief Executive Officer Gene Kahn commented, “We are pleased with our performance in the first quarter relative to other retailers and with the progress we made on our 2009 company priorities. However, our sales continue to be negatively impacted by the difficult global economic conditions.
In the first quarter, we continued to benefit from our Cost Savings Initiative that began in 2008. We achieved our expense savings objectives during the first quarter, reducing Selling, General and Administrative expenses by $11 million, net of foreign currency effect. These reductions in costs allowed us to increase our Adjusted EBITDA by $2 million, or 6%, compared to last year, despite experiencing a decline in sales. We believe we remain on track to achieve our 2009 cost savings objectives.
After Easter, our business began to soften and fell more in line with other retailers who recently reported their May sales. This trend has continued, as thus far in the second quarter our same store sales have been running in the negative high single digits. We remain committed to prioritizing, simplifying, and focusing our efforts to continue to improve our merchandise offense, to drive same store sales performance, and reduce costs which should allow us to maximize cash flow and help us achieve our operating objectives.”
Gross profit percentage increased 100 basis points during the fiscal 2009 first quarter to 48.4% compared to the fiscal 2008 first quarter of 47.4%. The increase included a 90 basis point improvement in merchandise margin and a 30 basis point decrease in buying cost, partially offset by a 20 basis point increase in occupancy cost. The improvement in merchandise margin was due to increased initial mark-up on purchases and reduced freight and shrink related costs. Excluding $1.2 million of non-recurring expenses relating to our Pan European Transformation project that were included in buying costs in the fiscal 2008 first quarter, the increase in gross profit percentage would have been approximately 70 basis points.
Selling, general and administrative expenses decreased $22.9 million, or 17.4%, compared to the fiscal 2008 first quarter. However, excluding a $10.5 million foreign currency translation effect and a decrease of $1.8 million of non-recurring costs related to our Cost Savings Initiative and Pan European Transformation projects, the net decrease in selling, general and administrative expenses would have been $10.6 million or 8.1%.

Adjusted EBITDA in the fiscal 2009 first quarter was $36.3 million compared to $34.3 million in the fiscal 2008 first quarter. The Company defines Adjusted EBITDA as earnings before interest, income taxes, depreciation and amortization, excluding the impact of transaction related costs incurred in connection with its May 2007 acquisition and other non-recurring or non-cash expenses, and normalizing occupancy costs for certain rent-related adjustments.
At May 2, 2009, cash and cash equivalents were $206.7 million and $194.0 million continued to be drawn on the Company’s Revolving Credit Facility. As previously disclosed, the Company drew the full available amount under the facility during the 2008 third quarter in order to preserve the availability of the commitment because a member of the facility syndicate, Lehman Brothers, filed for bankruptcy. The agent bank has not yet found a replacement for Lehman Brothers in the facility syndicate, or arranged for the assumption of Lehman Brothers’ commitment by a creditworthy entity. The Company will continue to assess whether to pay down all or a portion of this outstanding balance based on various factors, including the creditworthiness of other syndicate members and general economic conditions.
We generated cash from operating activities of $10.6 million in the fiscal 2009 first quarter. This was net of $18.4 million of interest payments. Capital expenditures during first quarter 2009 were $5.2 million, of which $2.9 million related to new store openings and remodeling projects, compared with $15.6 million of capital expenditures during the first quarter 2008.

Store Count as of:	May 2, 2009	January 31, 2009	May 3, 2008

North America	2,024	2,026	2,142
Europe	946	943	911

Subtotal Company-Owned	2,970	2,969	3,053

Joint Venture	213	214	201
Franchise	198	196	169

Subtotal Non-Owned	411	410	370

Total	3,381	3,379	3,423

Conference Call Information
The Company will host its first quarter conference call on June 12th, at 10:00 a.m. (EDT). The call-in number is 210-839-8081 and the password is “Claires.” A replay will be available through June 19, 2009. The replay number is 402-530-7636 and the password is 25247. The conference call is also being webcast and archived until July 10, 2009 on the Company’s corporate website at http://www.clairestores.com, where it can be accessed by clicking on the “Conference Calls” link located under “Financial Information” for a replay or download as an MP3 file.
Company Overview
Claire’s Stores, Inc. is a leading specialty retailer of value-priced fashion accessories and jewelry for girls and young women through its two store concepts: Claire’s® and Icing®. While the latter operates only in North America, Claire’s operates worldwide. As of May 2, 2009, Claire’s Stores, Inc. operated 2,970 stores in North America and Europe. Claire’s Stores, Inc. also operates through its subsidiary, Claire’s Nippon, Co., Ltd., 213 stores in Japan as a 50:50 joint venture with AEON, Co., Ltd. The Company also franchises 198 stores in the Middle East, Turkey, Russia, South Africa, Poland and Guatemala.

Forward-looking Statements:
This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: changes in consumer preferences and consumer spending; competition; our level of indebtedness, general economic conditions; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; uncertainties generally associated with the specialty retailing business; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; significant increases in our merchandise markdowns; inability to grow our store base in Europe; inability to design and implement new information systems; delays in anticipated store openings or renovations; uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final U.S. GAAP adjustments; changes in applicable laws, rules and regulations, including changes in federal, state or local regulations governing the sale of our merchandise, particularly regulations relating to the content in our merchandise, and employment laws relating to overtime pay, tax laws and import laws; product recalls; loss of key members of management; increases in the cost of labor; labor disputes; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income, and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009 filed with the SEC on April 28, 2009. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.
Additional Information:
Note: Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s business website at: http://www.clairestores.com.
Contact Information:
J. Per Brodin, Senior Vice President and Chief Financial Officer
Phone: (954) 433-3900, Fax: (954) 442-3999 or E-mail, investor.relations@claires.com

CLAIRE’S STORES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS
OF OPERATIONS
(In thousands)
FIRST FISCAL QUARTER

	Three Months	Three Months
	Ended	Ended
	May 2, 2009	May 3, 2008
Net sales	$293,098	$327,003
Cost of sales, occupancy and buying expenses	151,179	171,982

Gross profit	141,919	155,021

Other expenses (income):
Selling, general and administrative	108,469	131,335
Depreciation and amortization	18,155	22,101
Severance and transaction related costs	349	5,968
Other (income) expense	414	(560)

	127,387	158,844

Operating income (loss)	14,532	(3,823)
Interest expense (income), net	45,234	48,657

Loss before income taxes	(30,702)	(52,480)
Income tax benefit	(1,679)	(16,910)

Net loss	$(29,023)	$(35,570)

CLAIRE’S STORES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	May 2, 2009	January 31, 2009
	(In thousands, except share
	and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$206,703	$204,574
Inventories	100,993	103,691
Prepaid expenses	44,396	31,837
Other current assets	26,225	27,079

Total current assets	378,317	367,181

Property and equipment:
Land and building	22,288	22,288
Furniture, fixtures and equipment	147,876	143,702
Leasehold improvements	218,786	214,007

	388,950	379,997
Less accumulated depreciation and amortization	(132,094)	(113,926)

	256,856	266,071

Intangible assets, net of accumulated amortization of $23,677 and $19,731	585,930	587,125
Deferred financing costs, net of accumulated amortization of $20,278 and $17,646	57,312	59,944
Other assets	54,503	56,428
Goodwill	1,544,346	1,544,346

	2,242,091	2,247,843

Total assets	$2,877,264	$2,881,095

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Trade accounts payable	$59,595	$53,237
Current portion of long-term debt	14,500	14,500
Income taxes payable	5,695	6,477
Accrued interest payable	28,086	13,316
Accrued expenses and other liabilities	105,008	107,974

Total current liabilities	212,884	195,504

Long-term debt	2,379,196	2,373,272
Revolving Credit Facility	194,000	194,000
Deferred tax liability	112,335	112,829
Deferred rent expense	17,544	18,462
Unfavorable lease obligations and other liabilities	40,465	42,871

	2,743,540	2,741,434

Commitments and contingencies	—	—

Stockholder’s deficit:
Common stock par value $0.001 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	609,948	609,427
Accumulated other comprehensive loss, net of tax	(17,134)	(22,319)
Retained deficit	(671,974)	(642,951)

	(79,160)	(55,843)

Total liabilities and stockholder’s deficit	$2,877,264	$2,881,095

Net income (loss) reconciliation to EBITDA and Adjusted EBITDA
EBITDA represents net income (loss) before provision for income taxes, interest income and expense, impairment of assets and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to exclude non-cash and unusual items. Management uses Adjusted EBITDA as an important tool to assess our operating performance. Management considers Adjusted EBITDA to be a useful measure in highlighting trends in our business and in analyzing the profitability of similar enterprises. Management believes that Adjusted EBITDA is effective, when used in conjunction with net income (loss), in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, management believes that Adjusted EBITDA provides useful information to potential investors and analysts because it provides insight into management’s evaluation of our results of operations. Our calculation of Adjusted EBITDA may not be consistent with “EBITDA” for the purpose of the covenants in the agreements governing our indebtedness.
EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP, are not intended to represent cash flow from operations under U.S. GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow from operating, investing or financing activities as a measure of liquidity. Management compensates for the limitations of using EBITDA and Adjusted EBITDA by using it only to supplement our U.S. GAAP results to provide a more complete understanding of the factors and trends affecting our business. Each of EBITDA and Adjusted EBITDA has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.
Some of the limitations of EBITDA and Adjusted EBITDA are:
•	EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;

•	EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and

•	EBITDA and Adjusted EBITDA do not reflect non-recurring expenses which qualify as extraordinary items such as one-time write-offs to inventory and reserve accruals.
While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet indebtedness service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.
While management believes that these measures provide useful information to investors, the SEC may require that EBITDA and Adjusted EBITDA be presented differently or not at all in future filings we will make with the SEC.

CLAIRE’S STORES, INC. AND SUBSIDIARIES
ADJUSTED EBITDA
(UNAUDITED)
(IN THOUSANDS)

	Three Months	Three Months
	Ended	Ended
	May 2, 2009	May 3, 2008
Net loss	$(29,023)	$(35,570)
Income tax benefit	(1,679)	(16,910)
Interest expense	45,307	49,187
Interest income	(73)	(530)
Depreciation and amortization	18,155	22,101

Reported EBITDA	32,687	18,278
Book to cash rent adjustment (a)	481	2,067

EBITDA after rent related adjustment	33,168	20,345
Amortization of intangible assets (b)	494	528
Loss in equity of joint venture (c)	865	133
Loss on retirement of property and equipment, net (d)	5	27
Stock compensation expense (e)	521	2,767
Legal settlement & related costs (f)	—	212
Relocation costs (g)	287	—
Consulting expenses (h)	—	835
Fixture leases (i)	—	159
Management fee (j)	750	750
Severance and transaction related costs (k)	349	5,968
Pan European Transformation costs (l)	(22)	2,555
Cost Savings Initiative recovery of costs (m)	(167)	—

Adjusted EBITDA	$36,250	$34,279

The following footnotes relate to the tables on page 7:

(a)	Represents net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, and the net accretion of favorable (unfavorable) lease obligations.

(b)	Represents non-cash amortization of lease rights.

(c)	Represents non-cash equity loss from our 50:50 joint venture with AEON Co. Ltd.

(d)	Represents non-cash losses on store related property and equipment primarily associated with remodels, relocations and closures.

(e)	Represents non-cash stock compensation expense.

(f)	Represents a legal settlement and fees in connection with wage and hour class action litigation in California.

(g)	Consists of costs, including third party charges and compensation, incurred in conjunction with the relocation of new employees.

(h)	Represents non-recurring consulting expenses.

(i)	Represents the elimination of non-cash amortization expenses associated with synthetic leases of store fixtures. The Company has not entered into any new synthetic leases after 2001.

(j)	Represents the management fee paid to Apollo Management and Tri-Artisan Capital Partners.

(k)	Consists of severance, legal, financial advisory, compensation, and other acquisition related expenses.

(l)	Represents costs of our strategic Pan-European Transformation project. These costs consist primarily of severance, consulting fees, compensation and legal expense which are included in buying and SG&A expenses.

(m)	Represents the reduction of certain non-recurring implementation cost estimates for our Cost Savings Initiative project.